STOCK OPTION GRANT AGREEMENT

           (Under Provisions of the AANetcom, Inc. Stock Option Plan,
                 Amended and Restated Effective June 15, 1998)

         THIS AGREEMENT is made this ___ day of ___________, by and between AANETCOM, INC., a Delaware corporation (hereinafter referred to as the "Company"), qualified to transact business in the Commonwealth of Pennsylvania and with its principal place of business located at 4949 Liberty Lane Allentown, Pennsylvania and ______________________ an individual (hereinafter referred to as the "Purchaser"), residing at ___________________________.

                                 RELEVANT FACTS

         A. Purchaser is employed by the Company in the position of ____________ commencing _____________.
         B. The Company is engaged in a highly technical and competitive business.
         C. The Company wishes to encourage equity ownership in the Company by Purchaser.
         D.    Purchaser wishes to own an equity interest in the Company.

         NOW, THEREFORE, intending to be legally bound hereby, the Parties hereto agree as follows:

                                    AGREEMENT

1. As of the date of this agreement, Purchaser is hereby granted options to purchase _______________ shares of stock of the Company under the following option terms:

         1.    the strike price of the options is ________ per share;

         2. the options become exercisable as follows: (a) 25% on the first anniversary of the Purchaser's employment with the Company; and
               (b) an additional 2-1/12% per month commencing on the first anniversary of the Purchaser's employment with the Company, so that the Purchaser's options shall be 100% exercisable upon the completion of four years of continuous employment with the Company;

         3. if not exercised when first exercisable, the right to exercise expires 5 years from the date on which the shares are first exercisable;

         4. Upon termination of employment for any reason by the Company or a parent or subsidiary of the Company, the Purchaser may exercise only those options which are immediately purchasable by him or her at the date of such termination. All such options must be exercised within three (3) months of such termination, but not later than the date of expiration of any such option, or they shall expire. If termination is the result of the death of the Purchaser, such exercise may be accomplished by the executor or administrator of the estate of the Purchaser.


2. Payment of Purchase Price.

         For shares acquired through exercise under section 1, the Purchaser may pay for these shares using either of the following methods:

         1. by delivering a check equal to the strike price times the number of shares the Purchaser has elected to exercise;

         2. via installment payments, if approved by the Stock Option Committee, for this option grant.

3. Issuance of Shares. Upon receipt by the Company of the Purchase Price, the Company shall issue to the Purchaser a duly executed certificate evidencing the shares of Stock so acquired in the name of Purchaser.

4. Right of First Refusal. Before any shares of Stock registered in the name of Purchaser may be sold or transferred (including transfer by operation of law or other involuntary transfer and excluding transfers by gift, will or intestate succession of the Purchaser to the Purchaser's spouse or lineal descendants or ancestors or a trust for the benefit of such persons, if the transferee agrees in writing in a form satisfactory to the company to be subject to the terms of this Agreement), such shares shall first be offered to the Company in the following manner:

         a. The Purchaser or his or her transferee shall deliver a notice by certified mail (hereinafter referred to as "Notice") to the principal business office of the Company, stating (i) his or her bona fide intention to sell or transfer such shares; (ii) the number of such shares to be sold or transferred;
(iii) the price and terms, if any, for which he or she proposes to sell or transfer such shares; and (iv) the name and address of the proposed purchaser or transferee and that such purchaser or transferee is committed to acquire the stated number of shares at the stated price and on the stated terms.

         b. The Company shall have the right at any time within sixty (60) days of receipt of the Notice to purchase some or all of the shares to which the Notice refers at the price per share specified in the Notice, or if no price is specified therein, at the fair market value thereof as determined by the Board of Directors in good faith. Said right shall be exercised by written notice signed by an officer of the Company and delivered or mailed as provided in
Section 7(b), which notice shall specify the time, place and date for settlement of such purchase, which date shall not be later than seventy-five (75) days after the date of the Notice.

         c. In the event the Company does not, for any reason, exercise all or any part of its right pursuant hereto, the Company may assign such right or part thereof, provided such right shall not extend beyond such 60-day period. If exercised by the assignee pursuant hereto, the right to purchase shall be exercised by written notice signed by the exercising assignee and delivered or mailed as provided in Section 7(b), which notice shall specify the time, place and date for settlement of such purchase, which date shall not be later than seventy-five (75) days after the date of the Notice. Purchaser shall sell to the Company or such assignees the number of shares that either of them elects to purchase such sale to be consummated within seventy-five (75) days after the date of the Notice.

         d. If some or all of the shares to which the Notice refers are not so purchased, as provided in Sections 5(b) and (c), the Purchaser may sell such shares to the person named in the Notice at the price and on the terms specified in the Notice, provided that such sale or transfer is consummated within seventy-five (75) days of the date of said Notice to the Company, and provided further that any such sale is in accordance with all of the terms and conditions hereof. If Purchaser does not consummate the sale or transfer within such seventy-five (75) day period, the right provided hereby shall be deemed to be revived with respect to such shares, and no sale or transfer shall be effected without first offering the shares in accordance herewith.

         e. Notwithstanding the above, neither the Company nor the assignees of the Company shall have any right under this Section 4 at any time subsequent to the closing of a bona fide, firm commitment underwritten public offering of the common stock of the Company pursuant to a Registration Statement declared effective under the Securities Act of 1933, as amended.

5. "Market Stand-Off" Agreement. Purchaser hereby agrees that, during the period specified by the Company and the underwriter or underwriters of common stock or other securities of the Company, following the effective date of a Registration Statement of the Company filed under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), Purchaser shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer or contract to sell (including without limitation any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company at any time during such period, except common stock included in such registration; provides, however, that (a) such agreement shall be applicable only to the first such Registration Statement of the Company, which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and (b) all officers and directors of the Company holding securities of the Company, directly or indirectly, enter into similar agreements.

                  In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to common stock held by Purchaser until the end of such period.

6. Representations and Warranties of Purchaser.

                  a. Investment Intent. This Agreement is made with Purchaser in reliance upon his or her representation to the Company, which by his or her acceptance hereof he or she confirms, that the Stock has been acquired with his or her own funds for investment for an indefinite period for his or her own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he or she has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Stock.

                  b. Restricted Securities. Purchaser understands that the Stock has not been registered under the Act, on the ground that the sale provided for in this Agreement is exempt from the registration requirements of the Act, and that the Company's reliance on such exemption is predicated on his or her representations set forth herein, including but not limited to Purchaser's place of residence.

                     Purchaser understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 or 15 of the Securities Exchange Act of 1934, as amended, or if a Registration Statement covering the Stock (or a filing pursuant to the exemption from registration under Regulation A of the Act) under the Act is not in effect when he or she desires to sell the Stock, he or she may be required to hold the Stock for an indeterminate period. The Purchaser also acknowledges that he or she understands that any sale of the Stock that might be made by him or her in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that Rule and that he or she may not be able to sell the Stock at the time or in the amount he or she so desires. Purchaser is familiar with Rule 144 and understands that the Stock constitutes "restricted securities" within the meaning of that Rule.

                  c. Investment Experience. In connection with the investment representations made herein, Purchaser represents that he or she is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment, has the ability to bear the economic risks of his or her investment and has been furnished with and has had access to such information as he or she has requested and deems appropriate to his or her investment decision.

                  d. Limitations on Disposition. Purchaser agrees that in no event will he or she make a disposition of any of the Stock, unless and until he or she shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and he or she shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (i) such disposition will not require registration of such Stock under the Act; or (ii) that appropriate action necessary for compliance with the Act has been taken; or
(iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this Section. In addition, prior to any disposition of any of the Stock, the Company may require the transferee or assignee to provide in writing investment representations and its agreement to the market stand-off provisions hereof in a form acceptable to the Company.

                     The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or
(ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Stock after the issuance, and prior to the repurchase, thereof.

                  e. Legends. All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legends:

                     (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN COFOUNDER STOCK OPTION AGREEMENT WHICH INCLUDES A MARKET STAND-OFF AGREEMENT AND A RIGHT OF FIRST REFUSAL ON THE SALE OF SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                     (ii) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPTION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

                     (iii) A legend  required to be placed thereon by applicable state laws.

7. Miscellaneous

                  a. Further Instruments and Actions. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                  b. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other part hereto at the address stated hereinabove for AANETCOM, INC., or to Purchaser at the address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

                  c. Governing Law, Assignment and Enforcement. This Agreement shall be interpreted and enforced in accord with the laws of the Commonwealth of Pennsylvania and shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his or her heirs, executors, administrators, guardians, successors and assigns. The prevailing party in any action to enforce this Agreement shall be entitled to reasonable attorneys' fees and costs. The parties agree that damages are not an adequate remedy for Purchaser's breach hereof, and the Company shall accordingly be entitled to specific performance of this Agreement.

                  d. Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto and the Company's assignees pursuant to Section 4 hereof, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

                  e. Cooperation. Purchaser agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement.

8.  Pennsylvania   Securities   Commission.   The  Company  has  not  filed  for
registration of the securities which are the subject of this Agreement. Transactions in these securities may be exempt from registration based on
Section 203(r) of the Pennsylvania Securities Act and the regulations promulgated thereto as a small issuer transaction as defined in Section 203.187 of the regulations and/or as a sale to a principal as defined in Section 203.184 of the regulations.

9. Internal Revenue Code Section 83(b) Election. By signing below, Purchaser acknowledges receipt of the 83(b) election attached hereto as Exhibit A. Purchaser acknowledges that Purchaser and not the Company will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after exercise of a non-qualified option, Purchaser shall forfeit the tax benefits of Section 83(b). Purchaser further acknowledges that such filing should be made by registered or certified mail, return receipt requested, and that Purchaser must retain two (2) copies of the completed form for filing with Purchaser's state and federal tax returns for the current tax year and an additional copy for Purchaser's records.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                                  AANetcom, Inc.

                                                  By:
_____________________________                        ___________________________
Secretary                                               President



WITNESS:                                          PURCHASER:


_____________________________                     ______________________________
                                                        (Signature)


                                                  ______________________________
                                                        (Print Name)



                                                  Purchaser's Address:


                                                  ______________________________


                                                  ______________________________

                                    EXHIBIT A

                      ELECTION PURSUANT TO SECTION 83(b) OF

                            THE INTERNAL REVENUE CODE

         This statement is being made pursuant to Section 83(b) of the Internal Revenue Code and Treasury Regulations Section 1.83-2.


         (1)  The person who performed the services is:


                      Name: ________________________________
                      Address: _____________________________
                               _____________________________
                               _____________________________

                      SS#: _________________________________

                      Tax Yr: ______________________________

         (2) The property with respect to which the election is being made is _______________________ (___________) shares of the Common Stock of AANetcom, Inc.

         (3)  The property was issued on ______________________________________.


         (4) The property is subject to a repurchase right pursuant to which the issuer has the right to repurchase the property at the original purchase price if for any reason the shareholder's employment with the issuer is terminated in the first 12 months of employment.

         (5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $____________ per share.

         (6)  The amount paid for such property is $_____________ per share.

         (7)  A copy of this  statement was furnished to AANetcom,  Inc. of whom
              Purchaser   rendered  the  service   underlying  the  transfer  of
              property.



                                                 ____________________________
                                                 Purchaser


                                                 ____________________________
                                                 Spouse (if any)


Dated:__________________________